Exhibit 10.2

FORM OF
RESTRICTED STOCK AWARD AGREEMENT

Granted by

IF Bancorp, Inc.

under the

IF Bancorp, Inc.
2022 EQUITY INCENTIVE PLAN

This restricted stock agreement (“Restricted Stock Award” or “Agreement”) is and will be subject in every respect to the provisions of the 2022 Equity Incentive Plan (the “Plan”) of IF Bancorp, Inc. (the “Company”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement.  A copy of the Plan has been provided or made available to each person granted a Restricted Stock Award pursuant to the Plan.  The holder of this Restricted Stock Award (the “Participant”) hereby accepts this Restricted Stock Award, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the Compensation Committee of the Board of Directors of the Company (the “Committee”) or by the Board of Directors, will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns.  Except where the context otherwise requires, the term “Company” will include the parent and all present and future subsidiaries of the Company as defined in Section 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).  Capitalized terms used herein but not defined will have the same meaning as in the Plan.

1.	Name of Participant: _________________________________

2.	Date of Grant: _________________________________

3.	Total number of shares of Company common stock, $0.01 par value per share, covered by this Restricted Stock Award:______________________________ (subject to adjustment pursuant to Section 8 hereof).

4.	Vesting Schedule. Except as otherwise provided in this Agreement, this Restricted Stock Award first becomes earned in accordance with the vesting schedule specified herein.

The Restricted Stock granted under this Agreement shall vest in ____ (__) equal annual installments (provided that fractional shares of Restricted Stock will not vest), with the first installment vesting on the first anniversary of the date of grant, or        , 20   , and succeeding installments on each anniversary thereafter, through               , 20   , subject to accelerated vesting under Section 9 of this Agreement.  Notwithstanding the foregoing, to the extent vesting would vest in a fractional share of Restricted Stock vesting, the number of shares of Restricted Stock vesting should be rounded to the nearest share (with “.5” of a share rounded up).

As set forth in Section 9 of this Agreement, vesting will automatically accelerate pursuant to Sections 2.7 and 4.1 of the Plan in the event of death, Disability or Involuntary Termination of Service at or following a Change in Control.

5.
Grant of Restricted Stock Award.  The Restricted Stock Award will be in the form of issued and outstanding shares of Stock registered in the name of the Participant and held by the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock.  Notwithstanding the foregoing, the Company may, in its sole discretion, issue Restricted Stock in any other format (e.g., electronically) in order to facilitate the paperless transfer of the Awards.

If certificated, the certificates evidencing the Restricted Stock Award will bear a legend restricting the transferability of the Restricted Stock.  The Restricted Stock awarded to the Participant will not be sold, encumbered hypothecated or otherwise transferred except in accordance with the terms of the Plan and this Agreement.

6.	Terms and Conditions.
6.1	The Participant will have the right to vote the shares of Restricted Stock awarded and outstanding under this Agreement on matters that require a shareholder vote.
6.2
Any cash dividends or distributions declared with respect to shares of Restricted Stock awarded and outstanding under this Agreement will be distributed to the Participant at the time the underlying shares of Restricted Stock vest.  Any stock dividends declared on shares of Stock subject to a Restricted Stock Award will be subject to the same restrictions as the Restricted Stock and will vest at the same time as the shares of Restricted Stock from which said dividends were derived.

7.
Delivery of Shares.  Delivery of shares of Stock under this Restricted Stock Award will comply with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

8.
Adjustment Provisions.  This Restricted Stock Award, including the number of shares subject to the Restricted Stock Award, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of, Section 3.4 of the Plan.

9.	Effect of Termination of Service on Restricted Stock Award.
9.1	Upon the Participant’s Termination of Service, this Restricted Stock Award will vest as follows:
(i)	Death. In the event of the Participant’s Termination of Service by reason of death, any unvested shares of Restricted Stock subject to this Agreement will immediately vest.
(ii)	Disability. In the event of the Participant’s Termination of Service by reason of Disability, any unvested shares of Restricted Stock subject to this Agreement will immediately vest.

(iii)
Retirement.  In the event of the Participant’s Termination of Service by reason of Retirement, any unvested shares of Restricted Stock subject to this Agreement will expire and be forfeited as of the date of the Termination of Service.

(iv)
Change in Control.  In the event of the Participant’s Involuntary Termination of Service at or following a Change in Control, any unvested shares of Restricted Stock subject to this Agreement will immediately vest.

(v)
Termination for Cause.  In the event of the Participant’s Termination of Service for Cause, any unvested shares of Restricted Stock subject to this Agreement will expire and be forfeited as of the date of the Termination of Service.

(vi)
Other Termination. In the event of the Participant’s Termination of Service for any reason other than due to death, Disability or for Cause or an Involuntary Termination of Service at or following a Change in Control, any unvested shares of Restricted Stock subject to this Agreement will expire and be forfeited as of the date of the Termination of Service.

10.	Miscellaneous.
10.1
This Restricted Stock Award will confer upon the Participant any rights as a stockholder of the Company with respect to the shares underlying the Award prior to the date on which the individual fulfills all conditions for receipt of such rights.

10.2	Except as otherwise provided for in the Plan, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.
10.3	This Restricted Stock Award is not transferable except as provided for in the Plan.
10.4	This Restricted Stock Award will be governed by and construed in accordance with the laws of the State of Illinois.
10.5
This Restricted Stock Award is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Company will not be obligated to issue any shares of Stock hereunder if the issuance of the shares would constitute a violation of any such law, regulation or order or any provision thereof.

10.6	Restricted Stock Awards under this Agreement are subject to any required federal, state and local tax withholding which may be effected in the manner or manners permitted by the Company.
10.7
Nothing in this Agreement will interfere with or limit in any way the right of the Company or any Affiliate to terminate the employment or service of the Participant at any time, nor confer upon the Participant any right to continue in the employ or service of the Company or any Affiliate.

10.8	In the event of a conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.
10.9	This Award Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Agreement and the Plan.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf as of the date of grant of this Restricted Stock Award set forth above.
IF Bancorp, Inc.
By:________________________
Its: ________________________

PARTICIPANT’S ACCEPTANCE
The undersigned hereby accepts the foregoing Restricted Stock Award and agrees to the terms and conditions hereof, including the terms and provisions of the Plan. The undersigned hereby acknowledges receipt of a copy of the Plan and related prospectus.
PARTICIPANT

 __________________________

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